STOCK PURCHASE AGREEMENT

                                  By and Among

                      RESTAURANT TEAMS INTERNATIONAL, INC.,

                              MEDEX SYSTEMS, INC.,

                             PEGASUS PHARMACY, INC.,

                                 LAURENCE SOLOW,

                                       and

                                   ANN E. RAU





                          Dated as of December 6, 2001

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 6, 2001, by and among RESTAURANT TEAMS INTERNATIONAL, INC., a Texas corporation ("Buyer") and MEDEX SYSTEMS, INC., a Louisiana corporation ("MedEx"), PEGASUS PHARMACY, INC., a Louisiana corporation ("Pegasus"), LAURENCE SOLOW, a resident of Louisiana ("Mr. Solow"), and ANN E. RAU, a resident of Louisiana ("Ms. Rau"). Mr. Solow and Ms. Rau, collectively, are sometimes referred to herein as the "Founders." MedEx, Pegasus and the Founders, collectively, are sometimes referred to herein as the "Sellers."


                                A G R E E M E N T
                                -----------------


         The parties, intending to be legally bound, agree as follows:


                                    ARTICLE 1
                             REFERENCES; DEFINITIONS

1.1      REFERENCES

         All references in this Agreement to "Articles," "Sections," "Schedules" or "Exhibits" shall be deemed to refer to articles, sections, schedules or exhibits, as applicable, of this Agreement unless otherwise provided herein. Capitalized terms used in this Agreement shall have the meanings set forth in
Section 1.2 unless otherwise defined herein in this Agreement.

1.2      DEFINITIONS

         For purposes of this Agreement and all Schedules and Exhibits thereto, the following terms shall have the meanings specified or referred to in this
Section 1.2:

         (a) "Accounts Receivable" shall mean all accounts and notes receivable of the designated Acquired Company.

         (b) "Acquired Company" shall mean either MedEx or Pegasus, which may be collectively referred to as the "Acquired Companies."

         (c) "Best Knowledge" shall mean those facts that are actually known by the person making the representation.

         (d)      "Closing" shall have the meaning  ascribed  thereto in Section
                  2.4.


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

         (e) "Damages" shall mean all expenses, claims, losses, damages, obligations and liabilities, including any of the foregoing incurred in settlement of any litigation.

         (f) "Employee Benefit Plan" shall have the meaning ascribed thereto in Section 3.9.

         (g) "Financial Statements" shall mean the unaudited statements of income for the ten-month period ended October 31, 2001 and the financial projections of the Acquired Companies attached hereto in Schedule 3.6.

         (h) "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with the Financial Statements.

         (i)      "Indemnified   Party"  shall  mean  any  person   entitled  to
                  indemnification pursuant to Section 6.1.

         (j)      "Indemnifying   Party"  shall  mean  any  person  required  to
                  indemnify another person pursuant to Section 6.1.

         (k) "Letter Agreement" shall mean that certain Letter Agreement, entered into by and between the Buyer and Sellers, dated November 8, 2001, including all addenda and documents ancillary thereto.

         (l) "Liens" shall mean all liens, pledges, mortgages, security interests, claims, covenants, or other such encumbrances or restrictions of any kind.

         (m) "MedEx Stock" shall mean all of the issued and outstanding capital stock of MedEx.

         (n) "Pegasus Stock" shall mean all of the issued and outstanding capital stock of Pegasus.

         (o) "Proprietary Rights" shall mean (i) all trademarks, tradenames, service marks and other trade designations, including common law rights, registrations and applications therefor, (ii) all patents, copyrights and applications currently owned, in whole or in part, by an Acquired Company with respect to its business, (iii) all licenses, royalties, assignments and other similar agreements relating to the foregoing to which an Acquired Company is a party and (iv) all agreements relating to technology, know-how or processes that an Acquired Company is licensed or authorized to use by others or that it licenses or authorizes others to use.

         (p)      "Purchase  Price"  shall have the meaning  ascribed in Section
                  2.2.

         (q) "RTIN Common Stock" shall mean the common stock of Buyer, par value of $0.01 per share, after the effective date of the Split.

         (r) "Securities Act" shall mean the Securities Act of 1933, as amended.


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

         (s) "Split" shall mean the 50 for 1 reverse stock split of RTIN Common Stock, which shall occur on or before December 21, 2001.

         (t) "Transfer Agent" shall mean Buyer's appointed stock transfer agent and registrar.

                                    ARTICLE 2
                      SALE AND TRANSFER OF SHARES; CLOSING

2.1      SHARES

         Subject to the terms and conditions of this Agreement, at the Closing, the Founders will sell, convey and transfer the MedEx Stock and the Pegasus Stock and deliver to Buyer certificates representing such stock, and the Buyer shall purchase from the Founders all of the MedEx Stock and all of the Pegasus Stock in consideration of the Purchase Price set forth in Section 2.2 of this Agreement. The certificates representing the MedEx Stock and the Pegasus Stock shall be duly endorsed for transfer.

2.2      PURCHASE PRICE

         The Purchase Price for the MedEx Stock and the Pegasus Stock shall be, in the aggregate, 3,521,127 shares of RTIN Common Stock, following the Split, which shall be issued at the Closing to Mr. Solow, Ms. Rau and their designees as follows:

         (a)      2,066,634 shares of RTIN Common Stock to Mr. Solow;

         (b)      1,103,287 shares of RTIN Common Stock to Ms. Rau;

         (c)      140,845 shares of RTIN Common Stock to [Jack Stolier];

         (d) 105,634 shares of RTIN Common Stock to Threnody, L.L.C., a Nevada limited liability company;

         (e)      46,620 shares of RTIN Common Stock to Alan Katz;

         (f)      14,085 shares of RTIN Common Stock to Louis Rosen;

         (g)      14,085 shares of RTIN Common Stock to Trina Skoller;

         (h)      14,085 shares of RTIN Common Stock to Rod Solow;

         (i)      8,310 shares of RTIN Common Stock to Bob Richey;

         (j)      7,042 shares of RTIN Common Stock to Jason Parker; and

         (k)      500 shares of RTIN Common Stock to Anita Carbol.


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

2.3      DELIVERY UPON EXECUTION

         Upon the execution of this Agreement, Buyer shall deliver to its Transfer Agent an irrevocable letter, instructing the Transfer Agent to deliver such shares of RTIN Common Stock to Mr. Solow and Ms. Rau as set forth in
Section 2.2 upon the Closing.

2.4      CLOSING

         The closing of the purchase of the MedEx Stock and Pegasus Stock by Buyer as provided for in this Agreement (the "Closing") shall take place at the offices of Sellers' counsel at Locke Liddell & Sapp LLP, 601 Poydras St., Suite 2400, New Orleans, Louisiana at 10:00 a.m., CST, on December 21, 2001 or at such other time as the parties may mutually agree. Subject to the provisions of
Section 7.1, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.4 shall not result in the termination of this Agreement and shall not relieve any party of any obligation under this Agreement.

2.5      DELIVERIES AT CLOSING

         At the Closing:

         (a)      Sellers will deliver to Buyer:

                  (i) Employment Agreements, as set forth in Exhibit A and B executed by Mr. Solow and Ms. Rau, respectively;

                  (ii) certificates representing the MedEx Stock and the Pegasus Stock, including the shares pledged to Buyer as security for the Bridge Loans, as defined in
                           Section 5.1(b), which certificates shall be endorsed in favor of Buyer;

                  (iii) certificates evidencing all necessary director and shareholder consents from the Acquired Companies;

                  (iv) certified copies of the Articles of Incorporation and bylaws, including any amendments thereto, of each Acquired Company;

                  (v) certificates of good standing for each Acquired Company from Louisiana and all other jurisdictions in which each Acquired Company conducts business; and

                  (vi) a certificate executed by Sellers representing and warranting to Buyer that each of the Sellers' representations and warranties in Article 3 were accurate in all material respects as of the date of the Closing as if made on such date.


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

         (b)      Buyer will deliver to Founders:

                  (i) certificates issued in the names of Mr. Solow, Ms. Rau and their designees representing shares of RTIN Common Stock in the amounts set forth in Section 2.2;


                  (ii) certificates evidencing all necessary director and shareholder consents from the Buyer;

                  (iii) certified copies of the Articles of Incorporation and bylaws, including any amendments thereto, of Buyer;

                  (iv) certificates of good standing for Buyer from Texas and all other jurisdictions in which Buyer conducts business; and

                  (v) a certificate executed by Buyer representing and warranting to Founders that each of the Buyer's representations and warranties in Article 4 were accurate in all material respects as of the date of the Closing as if made on such date.

         (c)      Buyer will deliver to the Acquired Companies:

                  (i) the promissory notes evidencing the Bridge Loans, as defined in Section 5.1(b), in partial satisfaction of its Required Capital Contribution as set forth and defined in Section 5.1(a).

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

3.1      CORPORATE STATUS AND POWER

         Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. The charter documents and the bylaws of each Acquired Company that have been delivered to Buyer as of the date hereof are effective under Louisiana law and are current, correct and complete. To the Best Knowledge of each Acquired Company and the Founders, each Acquired Company has all required corporate power and authority to (i) conduct its business as it is now being conducted, (ii) own or use the properties and assets that it purports to own or use, (iii) execute and deliver this Agreement and (iv) carry out the transactions contemplated by this Agreement.


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


3.2      GOVERNMENTAL AUTHORIZATIONS

         To the Best Knowledge of Sellers, except as described in Schedule 3.2, no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery, performance or enforcement against the Acquired Companies or the Founders of this Agreement, or any other documents executed pursuant to this Agreement, except for federal and state securities filings, if any, which have been or will be timely filed in accordance with applicable law. The minute books of the Acquired Companies contain accurate and complete records of all meetings and other actions taken or authorized by the shareholders, directors or committees of the Acquired Companies.

3.3      AUTHORIZATION

         This Agreement and all of the documents executed pursuant to this Agreement are valid and binding obligations of each Founder and each Acquired Company, enforceable according to their terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights,
(ii) the  availability of specific  performance or other equitable  remedies and
(iii) with respect to any indemnification provisions set forth herein or therein, principles of public policy. All necessary shareholder and/or director consents to enter into this Agreement have been obtained.

3.4      CAPITALIZATION

         The authorized and issued capital stock of each Acquired Company and the names and ownership interests of the shareholders of each Acquired Company are as set forth in Schedule 3.4. All of the presently outstanding shares of capital stock of each Acquired Company (i) have been validly authorized and issued and (ii) are fully paid and nonassessable, free of all Liens, except restrictions on transfer imposed by applicable securities law and this Agreement. Except as disclosed in Schedule 3.4, the Acquired Companies have not issued any other shares of their capital stock, and there are no outstanding options, warrants, calls, commitments, subscriptions, agreements or other rights of any character (including conversion, redemption or preemptive rights) relating to the acquisition of any issued or unissued capital stock of either Acquired Company. No dividends are accrued but unpaid on any capital stock of either Acquired Company.

3.5      RIGHTS OF FIRST REFUSAL; REGISTRATION RIGHTS

         There are no rights of first refusal affecting the issuance or sale of the capital stock of either Acquired Company. Neither Acquired Company is under any contractual obligation to register (in compliance with the filing requirements and being deemed effective under the Securities Act) any of its presently outstanding capital stock or any of its capital stock that may hereafter be issued.


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

3.6      FINANCIAL STATEMENTS

         Schedule 3.6 contains true, correct and complete copies of the Financial Statements of each Acquired Company. Except as described in Schedule 3.6, the Financial Statements (i) are in accordance with the books and records of the Acquired Companies, (ii) have been prepared according to GAAP, subject to normal recurring year-end adjustments, none of which, individually or in the aggregate, will be materially adverse and (iii) present fairly, in all material respects, the financial position of the Acquired Companies on the dates of such statements and the results of operations for the periods covered.

3.7      LIABILITIES AND OBLIGATIONS

         To Sellers' Best Knowledge, except as disclosed in either Schedule 3.6 or Schedule 3.7, the Acquired Companies have no material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) other than current liabilities incurred in the ordinary course of business since the respective dates of the Financial Statements. Except as set forth in
Schedule 3.7, the Acquired Companies are not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any material debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and to Sellers' Best Knowledge, there is no basis for the assertion of any other claims or liabilities of any nature or in any amount.

3.8      EMPLOYEE MATTERS

         (a) Schedule 3.8 contains a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's Employee Benefit Plan, as hereinafter defined, including, without limitation, any pension retirement, profit-sharing, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership, severance pay, insurance, medical, welfare or vacation plan.

         (b) Neither Acquired Company is a party to, involved in or, to Sellers' Best Knowledge, threatened by any labor dispute or unfair labor practice charge. In addition, neither Acquired Company is a party to or currently negotiating any collective bargaining agreement, and there is no pending application for certification of a collective bargaining agent.

         (c) To Sellers' Best Knowledge, no director, officer or other key employee, as the same is identified in Schedule 3.8, of any Acquired Company intends to terminate his employment with such Acquired Company.


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

3.9      EMPLOYEE BENEFIT PLANS

         Schedule 3.9 identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, disability, sick pay, severance pay, termination pay, hospitalization, medical or dental, insurance, supplemental unemployment benefits, profit sharing, pension or retirement plan (each, an "Employee Benefit Plan" and collectively, the "Employee Benefit Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Companies for the benefit of any current or former employees thereof. Except as set forth in Schedule 3.9, all Employee Benefit Plans conform, in all material respects, to and are being administered and operated in material compliance with all applicable laws, rules and regulations. No pending or, to the Best Knowledge of Sellers, threatened, claims, suits or other proceedings exist with respect to any Employee Benefit Plan of the Acquired Companies, other than normal benefit claims filed by participants or beneficiaries. Except as set forth in Schedule 3.9, neither the execution, delivery or performance of this Agreement, nor any of the transactions contemplated by this Agreement, will materially increase the benefits payable under any Employee Benefit Plan or result in any acceleration of the time of payment or vesting of any such benefits.

3.10     ABSENCE OF CERTAIN CHANGES

         Except as set forth in Schedule 3.10, since the date of the Financial Statements, the Acquired Companies have conducted their businesses only in the ordinary course of business, and neither Acquired Company has:

         (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of the Acquired Company, or any of its shareholders, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects;

         (b) contracted for the purchase of any capital assets having a cost in excess of $25,000 or made any capital expenditures in excess of $25,000;

         (c) incurred any indebtedness for borrowed money or issued or sold any debt securities;

         (d) incurred or discharged any liabilities or obligations except in the ordinary course of business;

         (e) paid any amount on any indebtedness prior to the due date, or forgiven or canceled any debts;

         (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets;

         (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has adversely affected, or could adversely affect, its business;

         (h) acquired or disposed of any assets except in the ordinary course of business;


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

         (i) written up or written down the carrying value of any of its assets;

         (j)      changed  any  accounting  principles,   methods  or  practices
                  previously   followed  or  changed   the  costing   system  or
                  depreciation methods of accounting for its assets;

         (k)      waived any material rights or forgiven any material claims;

         (l) lost, terminated or experienced any change in the relationship with any employee, customer or supplier, which termination or change has materially and adversely affected, or could materially and adversely affect, its business or assets;

         (m)      increased the compensation of any director or officer;

         (n) increased the compensation of any employee except in the ordinary course of business;

         (o) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights or paid any dividends or made any distribution to the holders of its capital stock;

         (p) entered into any agreement with any person or group, or modified or amended in any material respect the terms of any such existing agreement except in the ordinary course of business;

         (q)      entered into, adopted or amended any Employee Benefit Plan;

         (r) entered into any other commitment or transaction or experienced any other event that is material to this Agreement, or to any of the other agreements and documents executed or to be executed pursuant to this Agreement, or to the transactions contemplated hereby or thereby, or that has materially and adversely affected, or could materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of either Acquired Company;

         (s) made any forward purchase commitments, except for purchase commitments in the ordinary course of business consistent with past practice; or

         (t) amended or restated its Articles of Incorporation or bylaws, or adopted any amendments thereto, or taken any action in connection with the amendment or restatement of its Articles of Incorporation or bylaws.


3.11     PATENTS, TRADEMARKS, SERVICE MARKS AND COPYRIGHTS


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

         (a) Ownership. To the Best Knowledge of Sellers, the Acquired Companies either own or possess adequate licenses or other rights, if any, for all patents, trademarks, service marks and copyrights, if any, necessary to conduct their respective businesses, without conflict with the rights of others. Set forth in Schedule 3.11 is a true and correct description of all Proprietary Rights.

         (b) Conflicting Rights of Third Parties. To the Best Knowledge of Sellers, the Acquired Companies have the right to use the Proprietary Rights without infringing or violating the rights of any third parties. No claim has been asserted against either Acquired Company that (i) relates to the validity or enforcement of any patent, trademark, copyright or trade secret infringement,
(ii) relates to the ownership of or right to use any Proprietary Right or (iii) challenges or questions the validity or effectiveness of any license or agreement that constitutes a part of any Proprietary Right, and to the Best Knowledge of Sellers, there is no valid basis for any such claim.

3.12     TAX MATTERS

         Except as set forth in Schedule 3.12, to the Best Knowledge of each Acquired Company and of the Founders, (i) all required federal, state, local and other tax returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment tax returns) of each respective Acquired Company have been accurately prepared in all material respects and duly and timely filed and (ii) all such taxes, along with any accrued interest or penalties, required to be paid with respect to the periods covered by such returns have been paid.

3.13     TITLE TO ASSETS; CONDITION OF ASSETS

         The Acquired Companies each have good and marketable title to the assets and properties reflected on their Financial Statements and all of the assets purchased or acquired since the date of the Financial Statements, free and clear of all Liens, except for (i) Liens for taxes not yet due and payable,
(ii) encumbrances that are incidental to the conduct of the respective Acquired Company's business or ownership of property, which were not incurred in connection with the borrowing of money or the obtaining of credit and which do not, in the aggregate, materially detract from the value of the assets affected or materially impair their use by the respective Acquired Company and (iii) Liens granted hereunder or under the Letter Agreement or any document ancillary hereto or thereto. All facilities, machinery, equipment, fixtures, vehicles and other properties that are now owned, leased or used, or will be owned, leased or used by the Acquired Companies immediately following the Closing are or will be
(A) in good operating condition and repair, normal wear and tear excepted, (B) reasonably fit and usable for the purposes for which they are being used, (C) not require a major overhaul or repair in the foreseeable future, (D) adequate and sufficient for the Acquired Companies' respective businesses and (E) conform in all material aspects with all applicable ordinances, regulations and laws.


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

3.14     LITIGATION

         Except as set forth in Schedule 3.14, there is no litigation, arbitration or governmental proceeding pending or, to the Best Knowledge of Sellers, threatened (i) against either Acquired Company, (ii) affecting any of the properties or assets of either Acquired Company, (iii) that questions the validity of this Agreement, or the right of the Acquired Companies or the Founders to enter into this Agreement or consummate the transactions contemplated hereby or those to be consummated in connection with the Closing or
(iv) against any officer, director, shareholder or employee of either Acquired Company, in such capacity or relating to his prior employment relationships. Except as set forth in Schedule 3.14, the Sellers are not aware of any fact that is likely to form the basis of any such litigation, arbitration or proceeding.

3.15     LEGAL COMPLIANCE

         Except as set forth in Schedule 3.15, each Acquired Company (i) has all franchises, permits, licenses and other rights and privileges necessary to permit it to conduct its business, (ii) is in compliance with all, and has not violated in any respect, such permits, licenses, rights and privileges, (iii) has no proceedings pending or, to the Best Knowledge of Sellers, threatened that could reasonably be expected to result in the revocation, cancellation, modification or suspension thereof, (iv) has conducted its business and operations in all material respects in accordance with all applicable laws, rules and regulations and (v) is not in violation of any judgment, order or decree.

3.16     BROKERAGE

         Except as set forth in Schedule 3.16, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Sellers.

3.17     GOVERNMENT INQUIRIES

         Except as set forth in Schedule 3.17, there have been no material inspection reports, questionnaires, inquiries, demands or requests for information received by either Acquired Company from the federal government, any federal administrative agency, any state securities administrator or any state or local taxing authority relating to the business of either Acquired Company.

3.18     REAL PROPERTY

         (a) Schedule 3.18 sets forth a list of (i) all locations of the facilities from which each Acquired Company conducts its business and (ii) all leases, subleases, licenses, easements, rights of way and other similar agreements under which one or more of the Acquired Companies uses, occupies or has the right to use or occupy, now or in the future, any real property and all amendments and modifications thereto (collectively, the "Sellers Real Property Leases"). Except as set forth in Schedule 3.18, the respective Acquired Company

(A) has good and valid title to the leasehold estate created under each Sellers Real Property Lease free and clear of all Liens, (B) has the right to quiet enjoyment of all property held under the Sellers Real Property Leases, (C) has not been in default under any Sellers Real Property Lease which default has not been cured and (D) has paid all rent and other sums and charges currently due or payable under each of the Sellers Real Property Leases in full when due.

         (b) The Acquired Companies have never owned any real property.

3.19     INVENTORY

         All inventory of each Acquired Company (i) was acquired and has been maintained in accordance with its ordinary business practices, (ii) consists of items of a quality and quantity usable in the ordinary course of its business consistent with past practice and (iii) is valued in conformity with GAAP applied on a consistent basis, except as set forth in Schedule 3.19. No significant amount of such inventory is obsolete or in excess of its current needs.

3.20     ACCOUNTS RECEIVABLE

         The Accounts Receivable of each Acquired Company (i) represent sales actually made in the ordinary course of business, (ii) are not subject to any defense or offset and (iii) are current and collectible.

3.21     BOOKS AND RECORDS

         To the Best Knowledge of Sellers, each Acquired Company maintains its books, records and accounts in accordance with good business practice and in sufficient detail to reflect accurately and fairly the transactions and the condition of its business.

3.22     DISCLOSURE

         None of (i) the representations or warranties of either Acquired Company or the Founders contained herein; (ii) the information contained in the schedules referred to in this Article 3 or (ii) the other information furnished to Buyer by either Acquired Company or the Founders pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein required to be stated or necessary to make the statements herein or therein not misleading in any material respect.

3.23     INVESTMENT PURPOSE

         The Founders acknowledge that they must bear the economic risk of ownership of the RTIN Common Stock for an indefinite period of time because it has not been registered under the Securities Act. Mr. Solow and Ms. Rau are each acquiring the RTIN Common Stock for their own account, for investment, and not with a view to any "distribution" within the meaning of the Securities Act. Neither Mr. Solow nor Ms. Rau has any present intention to make any transfer of the RTIN Common Stock. The Founders agree that the RTIN Common Stock will not be sold without registration under the Securities Act and any applicable state securities laws or an exemption therefrom.

3.24     RESTRICTIONS ON TRANSFERABILITY

         Mr. Solow and Ms. Rau each understand that because the RTIN Common Stock has not been registered under the Securities Act, they cannot dispose of any or all of the RTIN Common Stock unless such shares are subsequently registered under the Securities Act or exemptions from registration are available. Mr. Solow and Ms. Rau each acknowledge and understand that they have no registration rights. By reason of these restrictions, Mr. Solow and Ms. Rau each understand that they may be required to hold the RTIN Common Stock for an indefinite period of time. Mr. Solow and Ms. Rau each agree that in no event will they make a transfer or disposition of any of the RTIN Common Stock unless and until, if requested by Buyer, at the expense of Mr. Solow, Ms. Rau or the transferee, as the case may be, they shall have furnished to the Buyer an opinion of counsel or other evidence, reasonably satisfactory to Buyer to the effect that such transfer may be made without registration under the Securities Act. Mr. Solow and Ms. Rau each understand that each certificate representing the RTIN Common Stock will bear the following legend substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

4.1      CORPORATE STATUS AND POWER

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The charter documents and the bylaws of Buyer that have been delivered to Sellers as of the date hereof are effective under Texas law and are current, correct and complete. To the Best Knowledge of Buyer, Buyer has all required corporate power and authority to (i) conduct its business as it is now being conducted, (ii) own or use the properties and assets that its purports to own or use, (iii) execute and deliver this Agreement and (iv) carry out the transactions contemplated by this Agreement.

4.2      GOVERNMENTAL AUTHORIZATIONS

         To the Best Knowledge of Buyer, except as described in Schedule 4.2, no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery, performance or enforcement against Buyer of this Agreement, or any other documents executed pursuant to this Agreement, except for federal and state securities filings, if any, which have been or will be timely filed in accordance with applicable law.

4.3      AUTHORIZATION

         This Agreement and all of the documents executed pursuant to this Agreement are valid and binding obligations of Buyer, enforceable according to their terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (ii) the availability of specific performance or other equitable remedies and (iii) with respect to any indemnification provisions set forth herein or therein, principles of public policy. All necessary shareholder and/or director consents to enter into this Agreement have been obtained.

4.4      CAPITALIZATION

         As of the date hereof, the authorized capital stock of Buyer consists of fifty million (50,000,000) shares of common stock, fifty million (50,000,000) shares of which are issued and outstanding and ten million (10,000,000) shares of preferred stock, seven and one-half million (7,500,000) shares of which are issued and outstanding. Following, the anticipated reverse stock split on or about December 18, 2001, the authorized capital stock of Buyer shall consist of twenty-five million (25,000,000) shares of common stock and ten million (10,000,000) shares of preferred stock. All of the presently outstanding shares of capital stock of Buyer (i) have been validly authorized and issued and (ii) are fully paid and nonassessable. Except as disclosed in Schedule 4.4, Buyer has not issued any other shares of its capital stock, and there are no outstanding options, warrants, calls, commitments, subscriptions, agreements or other rights of any character (including conversion, redemption or preemptive rights) relating to the acquisition of any issued or unissued capital stock of Buyer. No dividends are accrued but unpaid on any capital stock of Buyer.

4.5      VALID ISSUANCE OF RTIN COMMON STOCK

         The RTIN Common Stock, representing the Purchase Price for the Acquired Companies, that Buyer will issue to Mr. Solow and Ms. Rau in accordance with
Section 2.2 at the Closing shall be duly and validly issued, fully paid and nonassessable, free of preemptive rights or Liens and free of restrictions on transfer other than under applicable federal and state securities laws.

4.6      SEC DOCUMENTS; FINANCIAL STATEMENTS

         Except as disclosed in Schedule 4.6, Buyer has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, collectively, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the
Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of Buyer included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of Buyer as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that are not material).

4.7      ABSENCE OF CERTAIN CHANGES

         Except as set forth in Schedule 4.7, since September 30, 2001, Buyer has conducted its business only in the ordinary course of business and has not:

         (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of Buyer or any of its shareholders, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects;

         (b) contracted for the purchase of any capital assets having a cost in excess of $25,000 or made any capital expenditures in excess of $25,000;

         (c) incurred any indebtedness for borrowed money or issued or sold any debt securities;

         (d) incurred or discharged any liabilities or obligations except in the ordinary course of business;

         (e) paid any amount on any indebtedness prior to the due date, or forgiven or canceled any debts;

         (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets;

         (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has adversely affected, or could adversely affect, its business;

         (h) acquired or disposed of any assets except in the ordinary course of business;

         (i) written up or written down the carrying value of any of its assets;

         (j)      changed  any  accounting  principles,   methods  or  practices
                  previously   followed  or  changed   the  costing   system  or
                  depreciation methods of accounting for its assets;

         (k)      waived any material rights or forgiven any material claims;

         (l) lost, terminated or experienced any change in the relationship with any employee, customer or supplier, which termination or change has materially and adversely affected, or could materially and adversely affect, its business or assets;

         (m)      increased the compensation of any director or officer;

         (n) increased the compensation of any employee except in the ordinary course of business;

         (o) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights or paid any dividends or made any distribution to the holders of its capital stock;

         (p) entered into any agreement with any person or group, or modified or amended in any material respect the terms of any such existing agreement except in the ordinary course of business;

         (q)      entered into, adopted or amended any Employee Benefit Plan;

         (r) entered into any other commitment or transaction or experienced any other event that is material to this Agreement, or to any of the other agreements and documents executed or to be executed pursuant to this Agreement, or to the transactions contemplated hereby or thereby, or that has materially and adversely affected, or could materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of Buyer; or

         (s) made any forward purchase commitments, except for purchase commitments in the ordinary course of business consistent with past practice.


4.8      TAX MATTERS

         To the Best Knowledge of Buyer, (i) all required federal, state, local and other tax returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment tax returns) of Buyer has been accurately prepared in all material respects and duly and timely filed and (ii) all such taxes, along with any accrued interest or penalties, required to be paid with respect to the periods covered by such returns have been paid, except as set forth in Schedule 4.8.

4.9      LITIGATION

         Except as set forth in Schedule 4.9, there is no litigation, arbitration or governmental proceeding pending or, to the Best Knowledge of Buyer, threatened (i) against Buyer, (ii) affecting any of the properties or assets of Buyer, (iii) that questions the validity of this Agreement, or the right of Buyer to enter into this Agreement or consummate the transactions contemplated hereby or those to be consummated in connection with the Closing or
(iv) against any officer, director, shareholder or employee of Buyer, in such capacity or relating to his prior employment relationships. Except as set forth in Schedule 4.9, Buyer is not aware of any fact that is likely to form the basis of any such litigation, arbitration or proceeding.

4.10     LEGAL COMPLIANCE

         Except as set forth in Schedule 4.10, Buyer (i) has all franchises, permits, licenses and other rights and privileges necessary to permit it to conduct its business, (ii) is in compliance with all, and has not violated in any respect, such permits, licenses, rights and privileges, (iii) has no proceedings pending or, to the Best Knowledge of Buyer, threatened that could reasonably be expected to result in the revocation, cancellation, modification or suspension thereof, (iv) has conducted its business and operations in all material respects in accordance with all applicable, laws, rules and regulations and (v) is not in violation of any judgment, order or decree.

4.11     RIGHTS OF FIRST REFUSAL; REGISTRATION RIGHTS

         There are no rights of first refusal affecting the issuance or sale of the capital stock of Buyer. Buyer is not under any contractual obligation to register (in compliance with the filing requirements and being deemed effective under the Securities Act) any of its presently outstanding capital stock or any of its capital stock that may hereafter be issued.

4.12     LIABILITIES AND OBLIGATIONS

         To Buyer's Best Knowledge, except as disclosed in either Buyer's Form 10-Q for the period ending September 30, 2001 or Schedule 4.12, Buyer has no material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) other than current liabilities incurred in the ordinary course of business since September 30, 2001. Except as set forth in Schedule 4.12, Buyer is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any material debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and to Buyer's Best
Knowledge, there is no basis for the assertion of any other claims or liabilities of any nature or in any amount.

4.13     EMPLOYEE MATTERS

         (a) Schedule 4.13 contains a complete and accurate list of the following information for each full-time employee or director of Buyer, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any employee benefit plan, including, without limitation, any pension retirement, profit-sharing, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership, severance pay, insurance, medical, welfare or vacation plan.

         (b) Buyer is not a party to, involved in or, to Buyer's Best Knowledge, threatened by any labor dispute or unfair labor practice charge. In addition, Buyer is not a party to or currently negotiating any collective bargaining agreement.

         (c) To Buyer's Best Knowledge, no director, officer or other key employee, as the same is identified in Schedule 4.13, of Buyer intends to terminate his employment with Buyer.

4.14     EMPLOYEE BENEFIT PLANS

         Schedule 4.14 identifies Employee Benefit Plan sponsored, maintained, contributed to or required to be contributed to by Buyer for the benefit of any current or former employees thereof. Except as set forth in Schedule 4.14, all Employee Benefit Plans conform, in all material respects, to and are being administered and operated in material compliance with all applicable laws, rules and regulations. No pending or, to the Best Knowledge of Buyer, threatened, claims, suits or other proceedings exist with respect to any Employee Benefit Plan of Buyer, other than normal benefit claims filed by participants or beneficiaries. Except as set forth in Schedule 4.14, neither the execution, delivery or performance of this Agreement, nor any of the transactions contemplated by this Agreement, will materially increase the benefits payable under any Employee Benefit Plan or result in any acceleration of the time of payment or vesting of any such benefits.

4.15     TITLE TO ASSETS; CONDITION OF ASSETS

         Buyer has good and marketable title to their assets, free and clear of all Liens, except for (i) Liens for taxes not yet due and payable and (ii) encumbrances that are incidental to the conduct of Buyer's business or ownership of property, which were not incurred in connection with the borrowing of money or the obtaining of credit and which do not, in the aggregate, materially detract from the value of the assets affected or materially impair their use Buyer. All facilities, machinery, equipment, fixtures, vehicles and other properties that will be owned, leased or used by Buyer immediately following the Closing (A) are in good operating condition and repair, normal wear and tear excepted, (B) are reasonably fit and usable for the purposes for which they are being used, (C) will not likely require a major overhaul or repair in the foreseeable future, (D) are adequate and sufficient for Buyer's business and (E) conform in all material aspects with all applicable ordinances, regulations and laws.

4.16     BROKERAGE

         Except as set forth in Schedule 4.16, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made Buyer.

4.17     GOVERNMENT INQUIRIES

         Except as set forth in Schedule 4.17, there have been no material inspection reports, questionnaires, inquiries, demands or requests for information received by Buyer from the federal government, any federal administrative agency, any state securities administrator or any state or local taxing authority relating to the business of Buyer.

4.18     REAL PROPERTY

         Schedule 4.18 sets forth a list of (i) all locations of the facilities from which Buyer conducts its business and (ii) all leases, subleases, licenses, easements, rights of way and other similar agreements under which Buyer uses, occupies or has the right to use or occupy, now or in the future, any real property and all amendments and modifications thereto (collectively, the "Buyer Real Property Leases"). Except as set forth in Schedule 4.18, Buyer (A) has good and valid title to the leasehold estate created under each Buyer Real Property Lease free and clear of all Liens, (B) has the right to quiet enjoyment of all property held under the Buyer Real Property Leases, (C) has not been in default under any Buyer Real Property Lease which default has not been cured and (D) has paid all rent and other sums and charges currently due or payable under each of the Buyer Real Property Leases in full when due.

4.19     ACCOUNTS RECEIVABLE

         The Accounts Receivable of Buyer (i) represent sales actually made in the ordinary course of business, (ii) are not subject to any defense or offset and (iii) are current and collectible.

4.20     INVESTMENT PURPOSE

         Buyer is acquiring the MedEx Stock and the Pegasus Stock for its own account, for investment, and not with a view to any "distribution" within the meaning of the Securities Act. Buyer has no present intention to make any transfer of the MedEx Stock or the Pegasus Stock.

4.21     RESTRICTIONS ON TRANSFERABILITY

         Buyer understands that because the MedEx Stock and the Pegasus Stock have not been registered under the Securities Act, it cannot dispose of any or all of the MedEx Stock or Pegasus Stock unless such shares are subsequently registered under the Securities Act or exemptions from registration are available. Buyer understands that no public market now exists for the MedEx Stock or the Pegasus Stock and that there is no assurance that a public market will ever exist for such securities. Buyer acknowledges and understands that it has no registration rights. By reason of these restrictions, Buyer understands that it may be required to hold the MedEx Stock and the Pegasus Stock for an indefinite period of time. Buyer agrees that in no event will it make a transfer or disposition of any of the MedEx Stock or the Pegasus Stock unless and until, if requested by the applicable Acquired Company, at the expense of Buyer or transferee, it shall have furnished to the applicable Acquired Company an opinion of counsel or other evidence, reasonably satisfactory to such Acquired Company, to the effect that such transfer may be made without registration under the Securities Act. Buyer understands that each certificate representing the MedEx Stock and the Pegasus Stock will bear the following legend substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE MORTGAGED,
         HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

4.22     STATUS OF BUYER

         Buyer is knowledgeable and experienced in making investment decisions and is able to bear the economic risk of loss of its investment in the Acquired Companies.

4.23     OWN ACCOUNT

         Buyer is acting on its own behalf in connection with the investigation and examination of the Acquired Companies and its decision to execute these documents.

4.24     BOOKS AND RECORDS

         Buyer maintains its books, records and accounts in accordance with good business practice and in sufficient detail to reflect accurately and fairly the transactions and the condition of its business.

4.25     OTC BB LISTING

         Buyer's common stock is traded on the over-the-counter bulletin board (OTC-BB). No circumstances exist that could reasonably be expected to result in Buyer's being ineligible for trading on the OTC-BB as of the Closing.

4.26     DISCLOSURE

         None of (i) the representations or warranties of Buyer contained herein; (ii) the information contained in the schedules referred to in this
Article 4 or (ii) the other information furnished to Sellers by Buyer pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein required to be stated or necessary to make the statements herein or therein not misleading in any material respect.

                                    ARTICLE 5
                            COVENANTS OF THE PARTIES

5.1      REQUIRED CAPITAL CONTRIBUTION

         (a) Buyer shall make a capital contribution in the amount of Six Hundred Thousand Dollars and No/100 ($600,000.00), in the aggregate, to the Acquired Companies (the "Required Capital Contribution") in accordance with the timetable set forth in Schedule 5.1. At Closing, Buyer shall receive a credit against the Required Capital Contribution due equal to the amount of principal and accrued interest due under the Capital Notes as of the date of the Closing.


         (b) At Closing, Buyer shall contribute the principal and accrued interests under the October 13th Capital Note, the October 16th Capital Note, the October 25th Capital Note, the November 9th Capital Note, the November 12th Capital Note, the November 26th Capital Note, the November 27th Capital Note and the December 3rd Capital Note (collectively, the "Capital Notes") and the October 25th Pharmaceuticals Note, as such notes are defined in Section A(1) of the Letter Agreement and the first, second and third addenda thereto (the Capital Notes and the October 25th Pharmaceutical Note, collectively, the
"Bridge Loans") as a capital contribution to the Acquired Companies and the Required Capital Contribution shall be reduced by the amount of the principal and accrued interest under the Bridge Loans. The principal amount and accrued interests as of the Closing under the Bridge Loans shall, for all purposes, be accounted for and reflected on the books and records of the Acquired Companies as additional paid-in capital by Buyer, which accounting shall effect a release from all obligations under such Bridge Loans of Mr. Solow and Ms. Rau as co-makers of the Bridge Loans.

         (c) The use of the proceeds received by the Acquired Companies from the Required Capital Contribution shall be restricted to the payment of their operational expenses in the ordinary course of business as approved by each Acquired Company's Board of Directors. It is stipulated that all amounts received by the Acquired Companies prior to the execution of this Agreement through the Capital Notes has been used to pay necessary operational expenses of the Acquired Companies.

5.2      REQUIRED INTER-COMPANY LOAN

         (a) Buyer shall make a loan in the amount of Five Hundred Thousand Dollars and No/100 ($500,000.00), in the aggregate, to the Acquired Companies (the "Required Inter-Company Loan") in accordance with the timetable set forth in Schedule 5.2. The Inter-Company Loan shall bear interest at the rate of six percent (6%).

         (b) The use at least Four Hundred Thousand Dollars and No/100 ($400,000.00) of the proceeds received by the Acquired Companies from the Required Inter-Company Loan shall be restricted to the payment of outstanding debts of the Acquired Companies accrued on or before November 8, 2001. Buyer acknowledges that it is aware that the liabilities of the Acquired Companies exceed their current assets and that the Required Inter-Company Loan will be insufficient to render the Acquired Companies solvent.

5.3      GOVERNANCE AND OPERATIONS OF ACQUIRED COMPANIES

         (a) For a period of three (3) years following the Closing, Mr. Solow and Ms. Rau together shall have the right to designate a majority of the Board of Directors of each Acquired Company, and Buyer shall have the right to appoint the remaining members of the Boards of Directors of each Acquired Company. During this three-year period, Buyer agrees to vote all of the shares of the Acquired Companies held by it in favor of such designees. Thereafter, Buyer and the Board of Directors of each Acquired Company shall cause the bylaws of each Acquired Company, respectively, to be amended to (i) increase the number of directors on each Board to five (5) members and (ii) provide that Mr. Solow and Ms. Rau together shall have the right to appoint two (2) directors, Buyer shall have the right to appoint two (2) directors and the four (4) appointed directors shall have the right to appoint the fifth director of each Board.

         (b) As long as the Buyer is the sole shareholder, the respective Board of Directors of each Acquired Company, in the exercise of its fiduciary duties shall not take any action that would jeopardize Buyer's listing on any exchange or eligibility to be traded on the OTC-BB.

         (c) As long as the Buyer is the sole shareholder, the unanimous approval of the respective Board of Directors of each Acquired Company shall be required to authorize a material disposition or encumbrance of the assets of the Acquired Company or to authorize the issuance of additional shares of capital stock therein. In addition, for a period of three (3) years following the Closing, Buyer shall be required to obtain the unanimous approval of the respective Board of Directors of each Acquired Company prior to (i) selling, transferring, encumbering or otherwise conveying any of the capital stock of the Acquired Company, (ii) authorizing future acquisitions by the Acquired Companies and (iii) authorizing the issuance of additional shares by the Acquired Companies.

         (d) As long as the Buyer is the sole shareholder, each Acquired Company shall provide to Buyer, on a timely basis, monthly profit and loss statements, cash flow analysis and balance sheets prepared in accordance with GAAP and Regulation S-X. Additionally, the officers of the each Acquired Company will fully and timely cooperate with Buyer in preparation of quarterly compilations and other documents required for the SEC reporting as well as for any press releases or promotional materials needed to keep the public informed as the progress of the Acquired Companies.

         (e) For the twelve (12) months following the Closing, each Acquired Company shall adhere to the budget set forth in Schedule 5.3 for general, administrative and capital expenditures. Thereafter, for as long as the Buyer is the sole shareholder, the Board of Directors of each Acquired Company shall propose an annual budget to the Board of Directors of Buyer for approval. Each Acquired Company must obtain the consent of the Board of Directors of Buyer for any material deviation from the approved budget.

         (f) One Hundred Percent (100%) of the actual cash collections generated by Pegasus shall be remitted daily to its account at the financial institution selected by the Pegasus. Pegasus shall require said financial institution to remit Fifty-Two Percent (52%) of said gross proceeds on a daily basis to the ACH account of Pegasus maintained at said institution for the sole purpose of funding pharmaceutical payments to McKesson or such other designated pharmaceutical wholesaler. The remaining Forty-Eight Percent (48%) may be used by Buyer only after all normal and routine business expenses of both Acquired Companies have been satisfied in due course.

         (g) Mr. Solow and Ms. Rau shall execute the Employment Agreements set forth in Exhibits B and C, respectively.

5.4      GOVERNANCE OF BUYER

         (a) For as long as (i) Mr. Solow and Ms. Rau remain shareholders of Buyer and (ii) either Mr. Solow or Ms. Rau serves on the Boards of Directors of the Acquired Companies, Mr. Solow and Ms. Rau together shall have the right to appoint one director to the Board of Directors of Buyer, and Mr. Solow shall be permitted to serve as a nonvoting advisor on the Board of Directors of Buyer. In the event that either Founder divests himself or herself of all of their respective shares in Buyer, the remaining Founder shall have the right to appoint the director to the Board of Directors of Buyer.

         (b) Buyer agrees to take all necessary actions to amend its bylaws to require the unanimous approval of its Board of Directors to (i) approve any future acquisitions for as long as Mr. Solow and/or Ms. Rau have the right to appoint a director to the Board of Directors of Buyer, pursuant to Section 5.4(a) and (ii) amend such bylaw provision.

         (c) The Board of Directors of Buyer shall be prohibited from taking any action, either prior to or after Closing, that would be inconsistent with any terms and conditions set forth in this Agreement, including, without limitation, any provisions set forth in Article 5.

5.5      MUTUAL COOPERATION

         The parties shall fully and timely cooperate with each other to perform all requirements hereunder, as well as those matters that are reasonably or necessarily contemplated by this Agreement, including, without limitation, filing, audit and reporting requirements.

5.6      RELEASE OF PERSONAL GUARANTEES

         Buyer shall use commercially reasonable efforts to cause it to be substituted for Mr. Solow and Ms. Rau with regard to any personal guarantees that Mr. Solow, Ms. Rau or both may have executed on behalf of either Acquired Company and to obtain full releases from such personal guarantees for Mr. Solow, Ms. Rau or both, as the case may be; provided, however, that the existence of the obligation that is subject to such guaranty does not result in a default under this Agreement.

                                    ARTICLE 6
                                 INDEMNIFICATION

6.1      INDEMNIFICATION FOR BREACHES

         (a) Scope of Indemnification. The Founders and the respective Acquired Company, jointly and severally, shall indemnify and hold harmless Buyer (including its officers, directors, agents, attorneys and employees), against all Damages incurred by the Indemnified Party as a result of or in connection with (i) any inaccuracy in or the breach by an Indemnifying Party of any representation or warranty contained in this Agreement; (ii) the operation of the respective Acquired Company prior to the date hereof or (iii) the breach by the respective Acquired Company of its charter documents or any covenant contained in this Agreement or in any other agreement entered into pursuant to the terms and conditions of this Agreement; provided, however, that upon the Closing, the Acquired Companies shall be released and discharged from any obligation under this Section, and the Founders shall be solely liable, jointly and severally, subject to the limitations set forth hereinbelow. Buyer shall indemnify and hold harmless the respective Acquired Company (including its officers, directors, agents, attorneys and employees) and the Founders against all Damages incurred by the respective Acquired Company or the Founders, as applicable, as a result of or in connection with any inaccuracy in or breach by Buyer of any representation, warranty or covenant of Buyer under this Agreement or any other agreement entered into pursuant to the terms and conditions of this Agreement, subject to the limitations set forth hereinbelow.

         (b) Limitations.

                  (i) No claim may be asserted against any Indemnifying Party or Parties pursuant to this Article 6, unless the aggregate of indemnification claims against such Indemnifying Party or Parties exceeds the amount of $50,000.00 (the "Threshold"). Once the Threshold is exceeded as to an Indemnifying Party or Parties, jointly and severally liable, the entire amount of Damages may be claimed, subject only to the Cap, as such term is defined hereinafter.

                  (ii)  The  liability  of an  Indemnifying  Party  or  Parties, jointly and severally liable, arising from all breaches of representations and warranties pursuant to this Agreement is limited to the amount of $1,000,000 in the aggregate (the "Cap").

                  (iii) Each Founder shall have the option to remit to Buyer in lieu of a cash payment for some or all of any amounts due under this
         Article 6 an amount of RTIN Common Stock, valued at $7.10 per share, having a value equal to such Damages.

6.2      ASSUMPTION OF DEFENSE

         Any Indemnified Party hereunder will (i) give prompt notice to the Indemnifying Party of any claim with respect to which it seeks indemnification and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that any Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless: (A) the Indemnifying Party has agreed, in writing, to pay such fees or expenses; (B) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Party; or (C) based upon advice of counsel to such Indemnified Party, there shall be one or more defenses available to such Indemnified Party that are not available to the Indemnifying Party or there shall exist conflicts of interest pursuant to applicable rules of professional conduct between such Indemnified Party and the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that such Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party), in each of which events the fees and expenses of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed), but if settled with its written consent, or if there be a final judgment against the Indemnified party in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnified Party will be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

6.3      PAYMENT OF DAMAGES

         Any   Damages   for  which  an   Indemnified   Party  is   entitled  to
indemnification under this Article 6 shall be paid by the Indemnifying Party to the Indemnified Party as such Damages are incurred.

                                    ARTICLE 7
                             TERMINATION; RESCISSION

7.1      TERMINATION

         Sellers shall have the right to terminate this Agreement if the Closing does not take place prior to December 21, 2001 by reason of delay on the part of Buyer.

7.2      RESCISSION

         In the event that Buyer, in its sole discretion, elects not to fulfill its funding obligations pursuant to Sections 5.1 and 5.2 in accordance with the timetables set forth in Schedules 5.1 and 5.2, then the Mr. Solow may elect to rescind this transaction whereby all certificates representing the RTIN Common Stock issued to Mr. Solow, Ms. Rau and their designees pursuant to Section 2.2 shall be returned to Buyer within three (3) business days of said written election or demand, and whereby Buyer shall be required to return all certificates representing the MedEx Stock and the Pegasus Stock issued to Buyer to Mr. Solow and Ms. Rau, or their designees or assigns, within three (3) business days of said written election or demand. In addition, Sellers shall be permitted retain as liquidated damages any capital contributions made by Buyer, which shall not include (i) the Inter-Company Loan or (ii) the principal and accrued interest under the October 25th Pharmaceutical Note as of the date of the Closing. In the absence of fraud, the provisions of this Section 7.2 shall be the Sellers' sole and exclusive remedy for any failure of Buyer to perform its obligations under Sections 5.1 and 5.2.

                                    ARTICLE 8
                               GENERAL PROVISIONS

8.1      AMENDMENTS; WAIVERS

         This Agreement may be modified or amended only by an instrument in writing signed by all of the parties hereto. The waiver by any party hereto of a breach by any other party of any term or provision of this Agreement shall not operate as, or be construed to be a waiver of, a subsequent breach by that party of the same or any similar or other provision of this Agreement. The delay or failure of a party to transmit any written notice hereunder shall not constitute a waiver by that party of any default hereunder or of any other or further default under this Agreement.

8.2      SURVIVAL; BINDING NATURE

         All representations of the parties made in this Agreement and in the certificates, exhibits, schedules or other written information delivered or furnished by one party to the other in connection with this Agreement will survive the Closing for a period equal to eighteen (18) months from the Closing. All covenants and agreements made in this Agreement will survive Closing and will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

8.3      HEADINGS

         Headings have been inserted for convenience of reference only and do not constitute a part of this Agreement.

8.4      GOVERNING LAW; VENUE

         The parties agree and stipulate this Agreement shall be governed by and controlled by the laws of the State of Texas, without giving effect to the choice of law provisions thereof. All documents contemplated by this Agreement shall likewise be governed and controlled by the laws of the State of Texas. All actions arising out of this Agreement as well as the documents contemplated by this Agreement shall be brought in Harrison County, Texas.

8.5      NOTICES AND DEMANDS

         Any notice or demand that is permitted or required hereunder will be deemed to have been sufficiently received (except as otherwise provided herein)
(i) upon receipt when personally delivered; (ii) or one (1) day after sent by overnight delivery or telecopy providing confirmation or receipt of delivery; or
(iii) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested to the addresses as shown on the signature pages of this Agreement or at any other address designated in writing to the other parties hereto.

8.6      SEVERABILITY

         If any provision of this Agreement is held invalid under applicable law, such provision will be deemed ineffective to the extent of such invalidity, and such invalid provision will be modified to the extent necessary to make it valid and enforceable. Any such invalidity will not invalidate the remainder of this Agreement.

8.7      INTERPRETATION

         Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Buyer or Sellers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

8.8      COUNTERPARTS; TELEFACSIMILE EXECUTION

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

8.9      ENTIRE AGREEMENT

         This Agreement and the exhibits to this Agreement constitute the entire agreement of the parties, and except as specifically provided in this Agreement, shall supersede any prior agreements, including, without limitation, the Letter Agreement.

8.10     NUMBER AND GENDER

         Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

8.11     PUBLICITY

         No party shall make any publicity release or announcement concerning this Agreement or the transactions contemplated hereby without the prior written approval thereof by the other parties, as the case may be, except as required by applicable law, in which case the party issuing the release will so advise the other parties in writing and submit a copy of such release in advance of such issuance.

8.12     NO THIRD PARTY BENEFICIARIES

         Except as set forth in Section 8.13, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

8.13     SEPARATE COUNSEL

         Buyer acknowledges and agrees that with respect to the agreements contained in this Agreement, each such party is relying solely on its own legal counsel and not on any advice, statements or representations of Sellers' counsel, Locke Liddell & Sapp LLP.

                            [Signature page follows.]

         WHEREFORE, THE UNDERSIGNED have each executed this Agreement as of the day and year first written above.

SELLERS:

MEDEX SYSTEMS, INC.


By: /s/ Laurence Solow                                By: /s/ Ann E. Rau
    ---------------------                                    -------------------
        Laurence Solow                                        Ann E. Rau,
        Chairman of the Board                                 Founder



PEGASUS PHARMACY, INC.


By: /s/ Laurence Solow                                By: /s/ Laurence Solow
   ----------------------                                   --------------------
        Laurence Solow                                        Laurence Solow,
        Chairman of the Board                                 Founder


BUYER:

RESTAURANT TEAMS INTERNATIONAL, INC.


By: /s/ Curtis A. Swanson
   ----------------------
        Curtis A. Swanson
        President & Chief Operating Officer